Exhibit 10.1

FOUNDERS' AGREEMENT
FOUNDERS' AGREEMENT, dated as of the 31st day of July, 2014 (this "Agreement"), among Lingerie Fighting Championships, Inc., a Nevada corporation (the "Corporation"). Mohammed Ismail (the "Shareholder").
WHEREAS, the Shareholder desires to enter into an agreement with respect to the restrictions of the transfer of the capital stock of the Corporation and certain other matters.
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1.1 Term. The term of this Agreement ("Term") shall commence on the date hereof and shall continue in full force and effect until the earlier of such time as each Shareholder holds record or beneficial title to the shares of capital stock of the Corporation or three years after the date hereof.
Section 1.2 Issuance of Shares. The Corporation is willing to issue to the Shareholder 650,000 shares of common stock (the "Shares1') on the terms and conditions provided for in this Agreement.
Section 2.1 Transfer Restrictions: Permitted Transferees.
(a)          The Shareholder shall not, directly or indirectly, sell, exchange, pledge, transfer, gift, grant an irrevocable proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in (hereinafter referred to as "Transfer"), any capital stock of the Corporation or any interest therein or any certificates representing any Shares, whether now or hereafter owned, directly or indirectly, by the Shareholder, nor, if applicable, permit the Transfer, whether directly or indirectly, of any interest in a Shareholder, nor shall the Shareholder attempt to do so, except as expressly permitted by this Agreement. The Corporation shall not transfer on its books any Shares or issue any stock certificates unless the terms and conditions hereof have been complied with. Any purported Transfer in violation of this Agreement shall be invalid.

(b)          Notwithstanding anything contained herein to the contrary, the prior written consent of the Corporation shall not be required for a Transfer of all or part of a Shareholder's Shares to a Permitted Transferee, provided that, in all cases, any Permitted Transferee that receives any Shares shall hold such Shares subject to all of the terms and conditions of this Agreement, and shall, as a condition of receiving such Shares, execute and deliver documentation required by the Corporation confirming that they shall be bound by this Agreement. A "Permitted Transferee" means (i) the parents, grandparents, brothers, sisters, descendants (whether natural or adopted) and spouse of the specified individual; (ii) any trust created solely for the benefit of any individual described in clauses (i) above; (iii) any executor or administrator for any of the individuals or their respective estates described in clauses (i) and (ii) above; (iv) any partnership or limited liability company solely of the individuals described in clauses (i) through (iii) above; (v) any tax exempt corporate foundation created by any of the persons or entities described in clauses (i) through (iv) above exclusively engaged in charitable purposes; and (vi) any corporation or other entity all of the share capital or other equity interests are owned solely by such individual and/or any of the individuals described in clause (i) above.

(c)        Notwithstanding anything contained herein to the contrary, any Transfer to a Permitted Transferee shall consist solely of a transfer of the economic interest of the Transferred Shares, but shall not under any circumstance include a Transfer of the voting rights associated with such Transferred Shares.
(d)        Notwithstanding anything contained herein to the contrary, the restrictions contained in Section 2.1 shall terminate and have no further force and effect eighteen (18) months after the Corporation becomes a public company registered with the Securities and Exchange Commission.
Section 2.3 Legend. So long as this Agreement remains in effect, there shall be noted conspicuously upon each stock certificate representing Shares, the following statements:
"The shares represented by this certificate are subject to a certain Founders' Agreement dated as of July 31, 2014, a copy of which is on file at the principal office of the Corporation. Any sale, pledge, transfer, assignment or any other disposition or encumbrance of the shares represented by this certificate in violation of said Agreement shall be invalid."
"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. The shares may not be transferred except pursuant to an effective registration statement under such Act and other applicable securities laws, or pursuant to an exemption therefrom."
Section 2.4 Securities Law Compliance. Any Transfer of Shares shall be made in full compliance with applicable federal and state securities law, including, without limitation, to the extent applicable, the rules and regulations promulgated under the Securities Act of 1933, as amended. Any Permitted Transferee of Shares under this Agreement shall provide documentation satisfactory to counsel to the Corporation that he is acquiring Shares for his own account, for investment purposes only and not with a view to their resale or distribution.
Section 2.5 Due Execution: No Conflict. The Shareholder represents and warrants, and the Corporation represents and warrants to the Shareholder, that the execution and delivery of this Agreement by him and the performance of his obligations hereunder are not in violation of, and do not conflict with or constitute a default under, any of the terms and provisions of any agreement, indenture or instrument to which he is bound or any law, regulation, order, decree or judgment to which he or she is subject; and that this Agreement constitutes the valid and binding obligation of such person, enforceable against him in accordance with the terms hereof.
Section 2.6 Investment Intent. The Shareholder represents and warrants to the Corporation that the Shares have been acquired for his own account for investment purposes only and not with a view to the distribution or resale thereof. The Shareholder agrees that he will not distribute, resell or offer the Shares or any interest therein unless registered pursuant to the Securities Act of 1933, as amended, and any applicable state securities laws, or unless an exemption from registration is available thereunder.

Section 2.7 No Market. The Shareholder is aware that there is no market for the Shares, that it is unlikely that any such market will ever develop, and that it may not be possible to liquidate the Shareholder's investment, and, in any event, that there are substantial restrictions on the transferability of the Shares under applicable federal and state securities law and the provisions of this Agreement.
Section 3.1 Opportunities. The Shareholder, on behalf of himself and his respective affiliates, shall conduct the Business and all derivative and related Businesses solely through, and for the benefit of, the Corporation. All opportunities within the scope of the Business involving third parties shall belong to and be carried out for the account of the Corporation. "Business" shall mean being directly or indirectly involved in an integrated media and entertainment business, principally engaged in the production and distribution of content through various channels including television rights agreements, pay-per-view event programming, live events, licensing of various LFC themed products and the sale of consumer products featuring our brands.
Section 3.2 Confidentiality. The Shareholder shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than in furtherance of the business purposes of the Corporation or as may be required by law) all proprietary or confidential information relating to the Corporation's business, including, without limitation, product information, financial information, product availability, development plans, distribution methods and channels, pricing information, business methods, management information systems and software, customer lists, supplier lists, leads, solicitations and contacts, know-how, show-how, inventions, improvements, specifications, trade secrets, agreements, research and development, business plans and marketing plans of the Corporation, whether or not any of the foregoing are copyrightable or patentable.
                                 Section 3.3 Non-Competition. The Shareholder, on behalf of himself and his respective affiliates hereby severally warrants, covenants and agrees that, neither he nor his affiliates will, during the applicable Restrictive Covenant Period (as defined below), directly or indirectly, without the prior written consent of the Corporation, engage in or be interested in any business which directly or indirectly is competitive with the Business nor during such period or thereafter, shall he or his affiliates retain or hire (on behalf of himself or any other person or entity) any person or entity who is or was an employee, consultant or agent of the Corporation. A party shall be deemed to be directly or indirectly interested in a business if he shall be engaged or affiliated directly or indirectly with such business as a stockholder, director, officer, employee, salesman, sales representative, agent, broker, partner, individual proprietor, lender, consultant or otherwise, but not if such interest is limited solely to the ownership of five percent (5%) or less of the equity or debt securities of any Corporation whose shares are listed for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System. For purposes of this Agreement, the "Restrictive Covenant Period" shall be for so long as the Shareholder holds any Shares of the Corporation and until he has ceased to be a Shareholder of the Corporation and for a period of one (1) year thereafter.

Section 3.4 Blue Penciling. If any provision of Section 3.3 shall be held to be contrary to law or invalid or unenforceable in any respect or any jurisdiction, or as to any one or more periods of time, areas or business activities, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts, and any such invalid or unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.
Section 3.5 Specific Performance. The parties recognize and acknowledge that the Shares are closely held and the market therefor is limited and that, accordingly, in the event of a breach or default by one or more of the parties hereto of the terms and conditions of this Agreement, the damages to the remaining parties to this Agreement, or any one or more of them, may be impossible to ascertain and such parties will not have an adequate remedy at law. In the event of any such breach or default in the performance of the terms and provisions of this Agreement, any aggrieved party or parties shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, without the necessity to post a bond or prove special damages, to enforce the specific performance of the terms and conditions of this Agreement, to enjoin further violations of the provisions of this Agreement and/or to obtain damages. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or at law.
Section 4.1 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors, personal representatives, heirs and assigns; provided, however, that none of the parties hereto may assign any of his or its rights or obligations under this Agreement.
Section 4.2 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada.
Section 4.3 References: Counsel. The headings in this Agreement are for convenience of reference only and not for any other purpose. The Shareholder acknowledges and agrees that he has received or has had the opportunity to receive independent legal counsel of its own choice and that he has been sufficiently apprised of his rights and responsibilities with regard to the substance of this Agreement.
Section 4.4 Further Assurances. The parties shall execute and deliver such further instruments and documents as may be required to carry out the intended purposes of this Agreement.
                                 Section 4.5 Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall be an original but all of which shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Founders' Agreement as of the date first written above.
LINGERIE FIGHTING CHAMPIONSHIPS, INC.

By:	/s/ Shaun Donnelly
Name: Shaun Donnelly
Title: Chief Executive Officer

/s/ Mohammed Ismail
Mohammed Ismail